UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2013

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in charter)

North Carolina	000-22062	56-1814206
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 704-983-6181

N/A

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 14, 2013, Uwharrie Capital Corp (the “Registrant”) announced financial results for the year ended December 31, 2012. The Registrant reported consolidated total assets of $545.0 million at December 31, 2012 versus $526.9 million at December 31, 2011.

During 2012, while asset quality and earnings from operations continued to show improvement, Uwharrie wrote down $ 2.4 million on its other real estate owned portfolio as compared to $215 thousand for 2011. These write-downs are attributed to continued decline in real estate values in its markets based on updated appraisals, and management’s decision to write-down one piece of speculative commercial property on North Carolina’s outer banks. Also during 2012, the goodwill Uwharrie carried on its books was written off, resulting in one-time non-cash expense charge of $987 thousand. Uwharrie was one of only a few banks in North Carolina that continued to carry goodwill on its balance sheet. Uwharrie experienced lower loan loss provisions of $1.8 million in 2012 compared to $3.5 million in 2011.

Net income for the year ending December 31, 2012 was $404 thousand versus $900 thousand for the same period in 2011. Net loss available to shareholders was ($241) thousand or ($0.03) per common share for the year ending December 31, 2012 compared to net income available to shareholders of $255 thousand or $0.03 per share for the same period in 2011. Net income available to shareholders takes into consideration the payment of dividends on preferred stock issued by the Company. Uwharrie paid $645 thousand in dividends to its preferred shareholders during both 2011 and 2012.

A copy of the press release (the “Press Release”) announcing the Registrant’s results is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 14, 2013 regarding the “Registrants” results of operations for year ended December 31, 2012.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ R. David Beaver, III
R. David Beaver, III Principal Financial Officer

Dated: March 14 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated March 14, 2013